Exhibit 10.8

PROMISSORY NOTE

$3,417,000.00	October 11, 2011

FOR VALUE RECEIVED, TNP SRT OSCEOLA VILLAGE, LLC, a Delaware limited liability company (with its successors and assigns, “Maker”) promises to pay to the order of AMERICAN NATIONAL INSURANCE COMPANY, a Texas insurance company, its successors or assigns being hereinafter called “Noteholder”), the sum of THREE MILLION FOUR HUNDRED SEVENTEEN THOUSAND AND NO/100 DOLLARS ($3,417,000.00), together with interest from the date hereof at the rate of ten percent (10%) per annum. Interest accruing on the date hereof to and including October 31, 2011 is payable on the date hereof. Monthly installments of interest only in the amount of TWENTY-EIGHT THOUSAND FOUR HUNDRED SEVENTY-FIVE DOLLARS ($28,475.00) each shall be paid by Maker to Noteholder on the first day of December, 2011, and on the first day of each and every month thereafter to and including the first day of October, 2016; provided, however, it is expressly agreed that the entire balance remaining unpaid on this Note shall become due and payable on the first day of November, 2016 (the “Scheduled Maturity Date”). As said installments are paid, they are to be applied first to the payment of interest accrued on the entire amount of said indebtedness unpaid at the time of said payment, and the balance, if any, shall be applied to the payment of principal.

Maker understands that the monthly installments of interest will not amortize the principal balance by the Scheduled Maturity Date; that the final installment will be a “balloon” payment; and that Noteholder has no obligation to refinance such “balloon” payment.

Both principal and interest are payable at the office of American National Insurance Company, in the Mortgage and Real Estate Investment Department, One Moody Plaza, Galveston, Texas, 77550, or at such place as Noteholder may from time to time designate in writing. Notwithstanding the foregoing, any and all payments by or on account of any obligation of Maker hereunder or under any of the other Loan Documents (as defined below) may be made via wire transfer to an account designated by Noteholder.

This Note is given for a $3,417,000.00 portion of a loan in the aggregate amount of $19,000,000.00and is secured by a Mortgage, Assignment of Rents, Security Agreement, Financing Statement and Fixture Filing (the “Mortgage”) of even date herewith from Maker to Noteholder on certain property (the “Mortgaged Property”) described in Exhibit “A” of the Mortgage. This Note, that certain promissory note in the original principal sum of $15,583,000.00 00 from Maker in favor of Noteholder (the “Additional Note “), the Mortgage and all other documents evidencing, securing or relating to this Note or the Additional Note are sometimes individually referred to as a “Loan Document” and collectively as the “Loan Documents”.

It is expressly agreed that if any one or more of the following occur (individually and collectively, an “Event of Default”): (a) Maker shall be in default in the payment when due of any principal, interest or installment of principal and interest or any other sums due and payable pursuant to the terms, conditions, covenants, agreements, representations and warranties of this Note, the Additional Note, the Mortgage or any other document (except the Master Lease, defined below) securing, evidencing or relating to this Note or the Additional Note; (b) Maker shall be in default under the other terms, conditions, covenants, agreements, representations or warranties contained in this Note, the Additional Note, the Mortgage or any other Loan Document(except the Master Lease), and such default shall continue beyond any applicable cure period provided herein or therein; or (c) any Maker, or any drawer, acceptor, endorser, guarantor, surety or accommodation party or other person liable upon or for the payment of the indebtedness evidenced by this Note and/or for the performance of the landlord’s obligations pursuant to any lease on any portion of the Mortgaged Property (each hereinafter called “Other Liable Party” or “Other Liable Parties”) (i) admits in writing its inability to pay its debts generally as they become due, (ii) files a petition in bankruptcy as a Debtor or seeking reorganization or an arrangement or otherwise to take advantage of any state or federal bankruptcy or insolvency law, (iii) makes an assignment for the benefit of creditors, (iv) files a petition for or consents to the appointment of a receiver of any of its assets or a part thereof, (v) without its consent, a petition in bankruptcy is filed against it, or an order, decree or judgment is entered by a court of competent jurisdiction appointing a receiver over its property, or approving a petition filed against it seeking a reorganization or an arrangement of it under any bankruptcy or insolvency law, and such petition, order, decree or judgment is not vacated, set aside or stayed within sixty (60) days from the date of entry, (vi) dissolves, or its existence as a legal entity terminates, other than any Permitted Transfer, as such term is defined in the Mortgage, (vii) is a party to any merger or consolidation, other than any Permitted Transfer, is the subject of any transaction known as or similar to a leveraged buy-out or is involved in any material corporate restructuring other than any Permitted Transfer, however designated, then Noteholder, in any of such events, shall have the right and option, without notice or demand, to accelerate the maturity of this Note and declare the entire unpaid balance of this Note, both outstanding principal and accrued but unpaid interest, immediately due and payable and/or may enforce such other rights as are available to Noteholder under the terms and conditions of any Loan Document or otherwise available at law or in equity. If this Note expressly provides for the payment of a prepayment fee, then upon such acceleration by Noteholder in the event of default as aforesaid, whether such Event of Default is voluntary or involuntary, Maker specifically agrees that Noteholder shall be entitled to collect any such prepayment fee when due as hereafter provided in addition to the balance of indebtedness due under this Note. All rights and remedies available to Noteholder shall be cumulative and not exclusive, failure to exercise any of such rights upon an Event of Default shall not constitute a waiver of the right to exercise any of them at any time, and the exercise or beginning to exercise of any one of such rights and remedies shall not preclude the simultaneous or later exercise of any or all of such rights and remedies.

Maker hereby agrees to pay all expenses incurred, including, but not limited to, reasonable attorney’s fees if this Note is placed in the hands of an attorney for collection or if this Note is collected through probate, bankruptcy or other judicial proceedings.

Prior to an Event of Default hereon, unpaid principal shall bear interest from the date hereof at the rate hereinabove provided. From and after any Event of Default and continuing so long as

Noteholder has not agreed in writing to a waiver or cure of such Event of Default, all unpaid principal (whether or not overdue) and unpaid interest shall bear interest at the “Maximum Nonusurious Rate” (as hereinafter defined), or if there is no Maximum Nonusurious Rate, at a per annum rate equal to eighteen percent (18%) (hereinafter referred to as the “Default Rate”), whether or not Noteholder has exercised its option to accelerate the maturity of this Note and to declare the entire unpaid principal indebtedness and accrued interest due and payable. Provided, however, Noteholder, in its sole and absolute discretion, may elect to charge a rate of interest or impose a delinquency charge which is less than the amount which would result from applying the Default Rate provided for in the preceding sentence, but any such delinquency charge for any delinquent installment or other amount shall not exceed five percent (5%) of such delinquent installment or amount, as applicable. Any such election by Noteholder to charge such lesser amount shall not constitute a waiver of Noteholder’s right to impose the Default Rate during the existence of any future defaults.

Maker shall have the option to prepay this Note, in full, but not in part, at any time, upon not less than thirty (30) days’ prior written notice to Noteholder, without any prepayment premium.

Except as otherwise expressly provided in the Mortgage with respect to notice of default, the Maker hereof, and all Other Liable Parties, jointly and severally waive presentment for payment, protest and demand, notice of non-payment, protest, notice of protest, notice of acceleration, notice of the intent to accelerate, the filing of suit, and diligence in collecting this Note or enforcing any of the security herefor, and agree to the substitution, exchange or release of any such security or the release of any party primarily or secondarily liable hereon, and further agree that it will not be necessary for the holder hereof, in order to enforce payment of this Note by it, to first institute suit or exhaust its remedies against Maker or any Other Liable Party, or to enforce its rights against any security herefor, and consent to any one or more rearrangements, modifications, extensions or postponements of the time, amount or manner of payment of this Note on any terms or any other indulgences with respect thereto, without notice thereof to any of them and without discharging or reducing any of their liability hereunder. The Noteholder may transfer this Note, and the rights and privileges of Noteholder under this Note shall inure to the benefit of the Noteholder’s successors, and assigns.

This Note shall be governed by and construed in accordance with Florida law and applicable federal law. It is the intention of Noteholder and Maker that this Note and all provisions hereof and of all other Loan Documents conform in all respects to the laws of the State of Florida and applicable federal law pertaining to usury. Notwithstanding any provision in this Note or in any other Loan Documents to the contrary, it is expressly provided that in no case or event should the aggregate amounts, which by applicable law are deemed to be interest with respect to this Note or any other Loan Documents ever exceed the “Maximum Nonusurious Rate” (as defined below). In this connection, it is expressly stipulated and agreed that it is the intention of Noteholder and the Maker to contract in strict compliance with applicable usury laws of the State of Florida and/or of the United States (whichever permits the higher rate of interest) from time to time in effect. Nothing in this Note or other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the

Maximum Nonusurious Rate. If under any circumstances the aggregate amounts contracted for, charged or paid with respect to this Note, whether by fulfillment of any provision hereof or of any mortgage, deed of trust, loan agreement or other Loan Document now or hereafter securing, evidencing or relating to the indebtedness evidenced hereby, which by applicable law are deemed to be interest, would produce an interest rate greater than the Maximum Nonusurious Rate, the Maker and any other person obligated to pay this Note, stipulates that the amounts will be deemed to have been paid, charged or contracted for as a result of an error on the part of Maker, any other person obligated for the payment of this Note and the Noteholder and upon discovery of the error or upon notice thereof from the Maker or the party making such payment, the Noteholder or the party receiving such excess payment shall, at its option, refund the amount of such excess payment or credit the excess payment against any other amount due under this Note. In addition, all sums paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of monies shall be, to the extent permitted by applicable law, amortized, prorated, allocated and spread through the full stated term of this Note so that the amount of interest on account of the indebtedness evidenced hereby does not exceed the maximum permitted by law. The provisions of this paragraph shall control all existing and future agreements between Maker and Noteholder. The “Maximum Nonusurious Rate” shall be the highest permitted rate permitted by law. If the Maximum Nonusurious Rate is increased or removed by statute or other governmental action subsequent to the date of this Note, then the new Maximum Nonusurious Rate, if any, will be applicable to this Note from the effective date of the new Maximum Nonusurious Rate, unless such application is precluded by the statute or governmental action or by the general law of the jurisdiction governing this Note. The Noteholder may, in determining the Maximum Nonusurious Rate allowed under applicable law, as amended from time to time, take advantage of: (i) the rate of interest permitted by Florida Statutes, Chapter 658, by reason of both Section 687.12 Florida Statutes (“Interest rates; parity among licensed lenders or creditors”) and 12 United States Code, Sections 85 and 86, and (ii) any other law, rule, or regulation on effect from time to time, available to Noteholder which exempts Noteholder from any limit upon the rate of interest it may charge or grants to Noteholder the right to charge a higher rate of interest than that allowed by Florida Statutes, Chapter 687.

The Maker warrants and represents to Noteholder and all holders of the indebtedness evidenced hereby, that (i) all loans evidenced by this Note shall be “business loans” as that term is used in the Depository Institutions Deregulatory and Monetary Control Act of 1980, as amended, (ii) that this transaction is specifically exempt under Section 226.3(a) of Regulation Z issued by the Board of Governors of the Federal Reserve System, and Title I and Title V of the Consumer Credit Protection Act, and (iii) that such loans are for business, commercial, investment or other similar purposes and not primarily for personal, family, household or agricultural use.

Except with respect to the Master Lease and Master Lease Guaranty, defined below, or as otherwise specifically provided below, in the event of a default in the payment of this Note by Maker, or any other default under any other Loan Document, Noteholder’s sole recourse shall be against the Mortgaged Property described in the Mortgage securing this Note, and Noteholder shall not be entitled to recover any deficiency judgment against Maker if the foreclosure or recovery of such Mortgaged Property is not sufficient to pay the amount owed by Maker hereunder. Notwithstanding the foregoing limitation of liability, Maker shall be fully liable (a) for fraud or misrepresentation made in or in connection with this Note or any Loan Document or the apparent purpose of which is to deprive Noteholder of the security for this Note; (b) for failure to pay taxes, assessments, charges for labor or materials or any other charges which can create liens on any portion of the Mortgaged Property except to the extent funds for payment of said taxes, assessments, charges for labor or materials or any other charges were placed in escrow with Noteholder; (c) for the misapplication of (i) proceeds of insurance covering any portion of the Mortgaged Property, or (ii) proceeds of the sale or condemnation of any portion of the Mortgaged Property, or (iii) rentals and security deposits received by or on behalf of Maker subsequent to the date on which Noteholder gives written notice of the posting of foreclosure notices or the exercise of Noteholder’s assignment of rents; (d) for failure to maintain, repair or restore the Mortgaged Property in accordance with any Loan Document; (e) for any act or omission knowingly or intentionally committed or permitted by Maker which results in the waste, damage or destruction to the Mortgaged Property, but only to the extent such events are not covered by insurance proceeds which are received by Noteholder; (f) for the return to Noteholder of all unearned advance rentals and security deposits paid by tenants of the Mortgaged Property or any guarantors of the leases of such tenants which are not rightfully refunded to or which are forfeited by such tenants or guarantors; (g) for the return of, or reimbursement for, all personal property taken from the Mortgaged Property by or on behalf of Maker; (h) for any liability of Maker pursuant to the provision contained in the Mortgage pertaining to hazardous or toxic materials or substances; (i) for any liability of Maker pursuant to the Certificate and Indemnity Regarding Hazardous Substances executed by Maker and delivered to Noteholder in connection with the indebtedness evidenced by this Note; (j) for failure to maintain or alter the Mortgaged Property in compliance with the Americans with Disabilities Act of 1990, as it may be amended from time to time; and (k) for all court costs and reasonable attorneys’ fees incurred in connection with the enforcement of one or more of the above subparagraphs (a) through (j), inclusive. Nothing in this paragraph, elsewhere this Note or in any other Loan Document limiting Noteholder’s recourse against Maker shall alter, waive or otherwise limit any liability or obligation of TNP SRT Osceola Village Master Lessee, LLC as tenant under the Master Lease or TNP Strategic Retail Trust, Inc or Thompson National Properties, LLC as guarantors under the Master Lease Guaranty. The term “Master Lease” refers to that certain Master Lease dated on or about the date hereof concerning by and between Maker as landlord and TNP SRT Osceola Village Master Lessee, LLC, a Delaware limited liability company, as tenant, concerning a portion of the Mortgaged Property and all renewals, extensions and modifications of said Master Lease or any portion thereof. The term “Master Lease Guaranty” shall mean, individually and collectively, (i) that certain Guaranty executed by TNP Strategic Retail Trust, Inc., a Maryland corporation, on or about the date hereof in favor of Maker concerning the Master Lease and all renewals, extensions and modifications of all or any portion thereof; and (ii) that certain Guaranty executed by Thompson National Properties, LLC, a Delaware limited liability company, on or about the date hereof in favor of Maker concerning the Master Lease and all renewals, extensions and modifications of all or any portion thereof. The Master Lease and Master Lease Guaranty are independent of this Note and survive the foreclosure of the Mortgage.

Time is of the essence of this Note. This Note shall be interpreted, construed and enforced in accordance with the internal laws of the State of Florida, without regard to Florida law with respect to conflict of laws. Where the context so requires references to any gender shall include the others and references to the singular shall include the plural and vice versa. If any term, covenant, condition, agreement, representation or warranty of the Note or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Note, or the application of such term, covenant, condition, agreement, representation or warranty to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant, condition, agreement, representation or warranty of this Note shall be valid and enforced to the fullest extent permitted by law.

The Florida documentary stamp tax and intangible tax which is due with respect to this Note has been paid on the Mortgage.

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SIGNATURE PAGE TO $3,417,000.00

PROMISSORY NOTE GIVEN BY

TNP SRT OSCEOLA VILLAGE, LLC

TO AMERICAN NATIONAL INSURANCE COMPANY

MAKER:

TNP SRT OSCEOLA VILLAGE, LLC,
a Delaware limited liability company

By:	TNP Strategic Retail Operating Partnership, L.P.,
a Delaware limited partnership,
its sole member

	By:	TNP Strategic Retail Trust, Inc.,
a Maryland corporation,
its general partner

		By:	/s/ Jack R. Maurer

		Name:	Jack R. Maurer

		Title:	Vice Chairman

EXHIBIT “A”

Legal Description